Exhibit 10.1

FIRST AMENDMENT
MTS SYSTEMS CORPORATION
2017 STOCK INCENTIVE PLAN
This Instrument, amending the 2017 Stock Incentive Plan, is made by MTS Systems Corporation, a Minnesota corporation (the “Company”) and shall be effective as of January 31, 2020, subject to approval of the increase in the number of authorized shares by the shareholders of the Company.
WHEREAS, the Company adopted, effective as of June 6, 2017, the MTS Systems Corporation 2017 Stock Incentive Plan (the “Plan”), which Plan was approved at a meeting of the Company’s shareholders held on that date; and
WHEREAS, Section 12.1 of the Plan reserves to the Compensation and Leadership Committee (the “Committee”) of the Board of the Company the authority to amend the Plan from time to time, subject to the limitations contained in that Section and the Committee desires to amend the Plan to increase the number of Shares available under the Plan by 500,000 Shares;
THEREFORE, the Plan is hereby amended as follows:

1.	The number of Shares that may be issued under the Plan is hereby increased by an additional 500,000 Shares, to an aggregate of 2,000,000 Shares and Section 3.1 is amended to read as follows:
3.1    AGGREGATE SHARES AUTHORIZED.
The aggregate number of Shares that may be issued under the Plan is Two Million (2,000,000) Shares. In addition, Shares subject to awards currently outstanding under the Company’s 2011 Stock Incentive Plan (the 2011 Plan) that are terminated, cancelled, surrendered or forfeited without the delivery of Shares may be reissued at the discretion of the Committee under the Plan. As of June 6, 2017, no further grants are permitted under the 2011 Plan. The aggregate number of Shares described above are subject to adjustment as provided in Section 3.4. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.

2.	Section 3.3(a) of the Plan is amended to read as follows:

(a)	No more than Two Million (2,000,000) Shares may be used for Incentive Stock Options;

3.	Upon approval of this Amendment by the shareholders, the Plan shall be conformed to reflect the changes made by this Amendment.

4.	Except as amended above, the Plan shall remain in full force and effect.
Adopted by the Compensation and Leadership Committee of the Board of Directors on November 11, 2019
Approved by the Shareholders of the Company on February 11, 2020